SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2015

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-14116	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 24, 2015, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its wholly-owned subsidiary Page Nine Funding LLC  (the “Borrower”) entered into a two-year revolving credit agreement (the "Credit Agreement") and related agreements with affiliates of Credit Suisse Group and Ares Management LP (the “Lenders”). Loans under the Credit Agreement are to be secured by automobile receivables that CPS now holds or may purchase in the future from dealers, which receivables CPS would then sell or contribute to the Borrower.

Under the Credit Agreement, and subject to its terms and conditions, the Lender has agreed to lend from time to time prior to the funding termination date up to a maximum of $100 million to be outstanding at any time.  The amount that may be advanced under the Credit Agreement will be up to 88% of the principal amount of eligible pledged receivables, or up to 80% for certain receivables. The maximum advance percentage is dependent on characteristics of the pledged receivables and on performance of receivables purchased by CPS within the preceding three years, as to which there can be no assurance.  The funding termination date is November 24, 2017, or earlier upon the occurrence of defined funding termination events.  The amounts outstanding could become due at an earlier date, if any of certain defined events of default were to occur.

Loans under the Credit Agreement bear interest at a floating rate equal to a commercial paper rate plus 6.75%, but in all events no less than 7.75% per year. In connection with the Credit Agreement, CPS has paid a closing fee of $1,000,000 to the Lenders.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to item 1.01 is incorporated herein by reference.

CPS has not yet incurred indebtedness under the revolving credit agreement. CPS intends to incur indebtedness from time to time as it purchases motor vehicle receivables from dealers.  CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

Three exhibits are filed with this report.

99.2	News Release dated November 30, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: December 1, 2015	By: /s/ Jeffrey P. Fritz
Jeffrey P. Fritz Executive Vice President and Chief Financial Officer Signing on behalf of the registrant

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